Exhibit 99.1

News Release

Contact: Kimberly Perez

SVP & Chief Accounting Officer

813.421.7694

investorrelations@walterinvestment.com

FOR IMMEDIATE RELEASE

Walter Investment Management Corp. Receives Continued Listing Standard Notice from the NYSE

FORT WASHINGTON, Pa., July 14, 2017 — Walter Investment Management Corp. (the “Company”) (NYSE: WAC) announced today that on July 13, 2017 it received written notification (the “Notice”) from the New York Stock Exchange (“NYSE”) that the Company was considered to be below the compliance standards set forth under Rule 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock fell below $1.00 over a consecutive 30 trading-day period as of July 10, 2017.

Upon receipt of the Notice, the Company became subject to the procedures set forth in Rule 802.01C of the NYSE Listed Company Manual, and in accordance with such procedures, on or before July 27, 2017, the Company expects to acknowledge receipt of the Notice and notify the NYSE of its intention to seek to cure the deficiency set forth therein.

The Company can regain compliance if, at any time in the six-month period following receipt of the Notice, the closing price of its common stock on the last trading day of any month is at least $1.00 and the 30 trading-day average closing price of its common stock on such day is also at least $1.00. If the Company determines that it intends to cure the stock price deficiency by taking a corporate action which would require approval by its stockholders, the six-month cure period described above may be extended in accordance with Rule 802.01C of the NYSE Listed Company Manual to allow the Company to obtain the requisite stockholder approval no later than its next annual meeting. The Company is considering various options it may take in an effort to cure this deficiency and regain compliance with Rule 802.01C of the NYSE Listed Company Manual.

Subject to the Company’s compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual, during the applicable cure period the Company’s common stock is expected to continue to be listed and traded on the NYSE under the symbol “WAC,” but will have an added designation of “.BC” to indicate the status of the common stock as below compliance.

Receipt of the Notice by the Company is not a violation of the terms of, and does not constitute a default or event of default under, any of the Company’s material debt obligations.

About Walter Investment Management Corp.

Walter Investment Management Corp. is an independent servicer and originator of mortgage loans and servicer of reverse mortgage loans. Based in Fort Washington, Pennsylvania, the Company has approximately 4,500 employees and services a diverse loan portfolio. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com. The information on the Company’s website is not a part of this release.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” “targets,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance, and no assurance can be given that the Company will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual. If the Company’s common stock ultimately were to be suspended from trading on, and delisted from, the NYSE for any reason, it could have adverse consequences including, among others: negatively affecting the Company’s debt restructuring initiative which could lead to difficulty maintaining business, financing and operational relationships; lower demand and market price for the Company’s common stock; adverse publicity; and a reduced interest in the Company from investors, analysts and other market participants. In addition, a suspension or delisting could impair the Company’s ability to execute on its operational and strategic goals, raise additional capital and attract and retain employees by means of equity compensation.

Important assumptions and other important factors that could cause actual results to differ materially from those implied by the forward-looking statements in this press release include, but are not limited to, those factors, risks and uncertainties described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, any amendments thereto, and in our other filings with the Securities and Exchange Commission.

In addition, this press release may contain statements of opinion or belief concerning market conditions and similar matters. In certain instances, those opinions and beliefs could be based upon general observations by members of our management, anecdotal evidence and/or our experience in the conduct of our business, without specific investigation or statistical analyses. Therefore, while such statements reflect our view of the industries and markets in which we are involved, they should not be viewed as reflecting verifiable views and such views may not be shared by all who are involved in those industries or markets.